                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Health Images, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              HEALTH IMAGES, INC.
                       8601 DUNWOODY PLACE, BUILDING 200
                             ATLANTA, GEORGIA 30350
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Health Images, Inc., a Delaware corporation (the "Company"), will be held May 31, 1996, at 9:00 a.m., at the Society Hill Sheraton, One Dock Street, Philadelphia, Pennsylvania 19106, for the following purposes:

          1. To elect seven (7) directors for one-year terms of office;

          2. To ratify and approve the Company's 1996 Employee Incentive Stock Option Plan (the "1996 ISOP");

          3. To ratify and approve the 1995 Formula Stock Option Plan for outside directors;

          4. To ratify and approve the grant of non-qualified options to purchase 3,000 shares of the Company's Common Stock to each of the two (2) non-employee directors of the Company who joined the Board in 1995;

          5. To ratify and approve the appointment by the Company's Board of Directors of Joseph Decosimo and Company as the Company's independent public accountants for the fiscal year ending December 31, 1996; and

          6. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     The Proxy Statement dated April 25, 1996, is attached. Common Stock stockholders of record on the books of the Company at the close of business on April 23, 1996, are entitled to notice of and to vote at the meeting.

     We hope you will be able to attend the meeting in person, but, if you cannot be present, it is important that you sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope in order that your vote may be cast at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Robert D. Carl III
                                          ---------------------------------
                                          Robert D. Carl, III
                                          Chairman of the Board, President
                                          and Chief Executive Officer

April 25, 1996
Atlanta, Georgia

                              HEALTH IMAGES, INC.
                       8601 DUNWOODY PLACE, BUILDING 200
                             ATLANTA, GEORGIA 30350
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This statement is furnished in connection with the solicitation by the Board of Directors of Health Images, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held May 31, 1996, and at any and all adjournments of such meeting. The meeting is being held this year in Philadelphia to accommodate the outside directors who live in the Northeastern United States, to permit the large number of shareholders in the Pennsylvania and New York area an opportunity to attend and to avoid the Atlanta, Georgia area as it prepares to host the Centennial Olympic Games.

                               PROXY SOLICITATION

     Any stockholder who executes and delivers a proxy has the right to revoke the proxy at any time before it is voted. A proxy may be revoked by (i) filing an instrument revoking the proxy with the Secretary of the Company, (ii) executing a proxy bearing a later date, or (iii) attending and voting at the Annual Meeting. Properly executed proxies, timely returned, will be voted in accordance with the choices made by the stockholder with respect to the proposals listed thereon. If a choice is not made with respect to any proposal, the proxy will be voted "FOR" the election of directors as described under "PROPOSAL 1 -- ELECTION OF DIRECTORS" below, "FOR" the ratification and approval of the Company's 1996 ISOP as described under "PROPOSAL 2 -- ADOPTION OF A NEW EMPLOYEE INCENTIVE STOCK OPTION PLAN" below, "FOR" the ratification and approval of the 1995 Formula Stock Option Plan for outside directors as described under "PROPOSAL 3 -- FORMULA STOCK OPTION PLAN" below, "FOR" the ratification and approval of the grant of non-qualified options to purchase 3,000 shares of the Company's Common Stock to each of Mr. Strasner and Dr. Greenberg as described under "PROPOSAL 4 -- GRANT OF NON-QUALIFIED STOCK OPTIONS TO CERTAIN NON-EMPLOYEE DIRECTORS" below, and "FOR" the ratification of the Board of Directors' selection of Joseph Decosimo and Company as the Company's independent public accountants for the 1996 fiscal year as described under "PROPOSAL 5 -- INDEPENDENT PUBLIC ACCOUNTANTS" below. The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to be voted is required for Proposals 1, 2, 3, 4, and 5.

     Other than the matters set forth herein, management of the Company is not aware of any matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have the discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, the directors and officers of the Company may solicit proxies on behalf of management by telephone, telegram and personal interview. Such persons will receive no additional compensation for their solicitation activities and will be reimbursed only for their actual expenses in connection therewith. The Company will authorize banks, brokerage houses and other custodians, nominees or fiduciaries to forward copies of proxy material to the beneficial owners of shares or to request authority for the execution of the proxies, and will reimburse such banks, brokerage houses and other custodians, nominees or fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Notice of the Meeting, this Proxy Statement and the form of proxy were first mailed to stockholders on or about April 25, 1996.

                    VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

     At the close of business on April 23, 1996, the record date for determining the stockholders entitled to notice of and to vote at the meeting, there were 11,414,757 shares of common stock, $.01 par value, of the Company (the "Common Stock") outstanding. Each share of Common Stock is entitled to one vote (non-cumulative) on all matters presented for stockholder vote. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock constitutes a quorum for the transaction of business.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted separately as neither a vote "FOR" nor a vote "AGAINST" in tabulations of the votes cast on proposals presented to stockholders. Broker non-votes are not counted at all for purposes of determining whether a proposal has been approved.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 1, 1996, by (i) each director of the Company, (ii) all directors and officers as a group, and (iii) all persons known to the Company who may be deemed beneficial owners of more than five percent (5%) of such outstanding shares. Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be a "beneficial owner" of a security if he has, or shares, the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. An asterisk indicates beneficial ownership of less than one percent (1%).

                                                                   NUMBER OF
                                                                    SHARES           PERCENT OF
                                                                   BENEFICIALLY      OUTSTANDING
              NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED(1)           SHARES(2)
- -----------------------------------------------------------------  ---------         -----------
Robert D. Carl, III..............................................  1,020,313(3)           8.3%
8601 Dunwoody Place, Bldg. 200
Atlanta, Georgia 30350
Marc I. Raphaelson, M.D..........................................     23,690(4)             *
915 Toll House Avenue
Frederick, Maryland 21701
William E. Whitesell, Ph.D.......................................     44,500(5)             *
580 North School Lane
Lancaster, Pennsylvania 17603
Robert L. Taylor.................................................      3,725(6)             *
Isolyser, Inc.
4320 International Blvd.
Norcross, Georgia 30093
Anthony T. Prescott..............................................     29,220(7)             *
8601 Dunwoody Pl., Bldg. 200
Atlanta, Georgia 30350
Stuart B. Strasner, Sr...........................................          0                *
2532 Northwest 60th Street
Oklahoma City, Oklahoma 73112
Jack O. Greenberg, M.D.(8).......................................     15,000                *
Health Images of Philadelphia
5090 Summerdale Avenue
Philadelphia, PA 19124
All Executive Officers and                                                  (9)              %
Directors of Company as a Group
(12 persons).....................................................  1,397,142             11.4
Lindner Fund, Inc................................................  1,071,200              9.4%
7711 Carondelet Avenue
Box 16900
St. Louis, MO 63105

- ---------------

(1) Unless otherwise specified in the footnotes, the shareholder has sole voting and dispositive power.

(2) The computation of percentage of ownership for officers and directors includes shares of Common Stock which may be acquired within 60 days of the April 1, 1996, date of this table by exercise of options and warrants.
(3) Includes 525,900 shares of Common Stock owned individually by Mr. Carl. Includes options for 240,417 shares of Common Stock which are or will become exercisable by Mr. Carl within the 60 day period following the April 1, 1996, date of this table and a warrant for 250,000 shares. Includes 1,621 shares held in the Company's 401(K) Plan. Includes 2,375 shares of Common Stock owned by Mr. Carl's mother for which shares Mr. Carl disclaims any beneficial ownership. Excludes 4,600 shares of Common Stock owned by Mr. Carl's spouse.
(4) Includes 11,190 shares of Common Stock owned jointly by Dr. Raphaelson and his wife. Includes non-qualified options for 12,500 shares which are or will become exercisable by Dr. Raphaelson within the 60 day period following the April 1, 1996, date of this table.
(5) Includes 30,000 shares of Common Stock owned by Dr. Whitesell. Includes 2,000 shares of Common Stock held in custody by Dr. Whitesell for two children for which shares Dr. Whitesell disclaims any beneficial ownership. Excludes 1,000 shares of Common Stock owned by Dr. Whitesell's spouse. Includes non-qualified options for 12,500 shares which are or will become exercisable by Dr. Whitesell within the 60 day period following the April 1, 1996, date of this table.
(6) Includes 975 shares of Common Stock owned individually by Mr. Taylor. Includes non-qualified options for 2,750 shares which are or will become exercisable by Mr. Taylor within the 60 day period following the April 1, 1996, date of this table.
(7) Includes 900 shares of Common Stock owned individually by Mr. Prescott. Includes incentive stock options for 28,320 shares which are or will become exercisable by Mr. Prescott within the 60 day period following the April 1, 1996, date of this table.
(8) Includes 14,000 shares of Common Stock owned individually by Dr. Greenberg and 1,000 shares owned by Dr. Greenberg's spouse.
(9) See footnotes 3, 4, 5, 6, 7, and 8. Includes options for 256,990 shares which are, or will become, exercisable by the non-director officers within the 60-day period following the April 1, 1996, date of this table.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Seven (7) directors are to be elected to the Company's Board of Directors at the Annual Meeting for a term of one (1) year and until the election and qualification of their successors, as provided in the bylaws of the Company. The proxyholders intend to vote "FOR" the election of the individuals named below, all of whom are currently directors of the Company, unless authority is specifically withheld in the proxy. One current director, Anthony Prescott, Senior Executive Vice President and Chief Operating Officer, was elected on December 8, 1995, to fill a vacancy on the Board of Directors created by Mr. W.A. Wilson's July, 1995, resignation.

     One current director and nominee, Robert D. Carl, III, Chairman, President and Chief Executive Officer of the Company, became subject in 1995 to a judgment and an SEC administrative order finding that he had violated federal securities laws by failing to file certain reports in connection with securities trades by his mother in the Company's stock. See "COMPLIANCE WITH SECTION 16(A) OF THE ACT" below for a complete description. Mr. Carl provides substantial financial assistance to his parents, in part by advising them in stock transactions. The SEC believed that because Mr. Carl commingled his own funds with those of his parents in a stock account, he was the beneficial owner of the account and thus was required to file Section 16(a) reports, although he had never benefitted personally from transactions in the account. Mr. Carl consented to the judgment and the Order in order to avoid the time and expense associated with litigating whether he was technically the account's beneficial owner. The Board of Directors does not believe that this matter is material to an evaluation of Mr. Carl's ability or integrity to serve as a director.

     Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will be voted for the nominee designated by the present Board of Directors to fill such vacancy.

     The name and age of each of the nominees, his principal occupation (including positions and offices with the Company) and the period during which he has served as a director are set forth below.

                 NAME                    AGE              POSITION WITH COMPANY           SINCE
- ---------------------------------------  ---     ---------------------------------------  -----
Robert D. Carl, III....................  42      Chairman of the Board and Chief           1982
                                                   Executive Officer
Marc I. Raphaelson, M.D................  42      Director                                  1985
William E. Whitesell, Ph.D.............  58      Director                                  1985
Robert L. Taylor.......................  56      Director                                  1993
Stuart B. Strasner, Sr.................  65      Director                                  1995
Jack O. Greenberg, M.D.................  61      Director                                  1995
Anthony Prescott.......................  63      Director, Senior Executive Vice           1995
                                                 President and Chief Operating Officer

     Robert D. Carl, III, was engaged in the private practice of law in Decatur, Georgia, and served as President of Carl Investment Associates, Inc., a registered investment advisor, for three years before joining Cardio Tech, Inc., in 1981 as a shareholder, officer, director and corporate counsel. In September 1982, the Company acquired the business of Cardio-Tech, Inc. Mr. Carl has been a shareholder and director of the Company since its organization in September 1982. In March 1985, he was elected to the positions of President, Chief Executive Officer and Chairman of the Board of the Company. Effective June 19, 1993, Mr. Carl resigned from the positions of President and CEO. He continued to serve the Company as Chairman of the Board. Effective September 9, 1994, Mr. Carl resumed the position of Chief Executive Officer. In July 1995, Mr. Carl resumed the position of President. The Company has obtained "key man" life insurance on Robert D. Carl, III, payable to the Company in the amount of $2 million. Mr. Carl serves as a member of the Board of Directors of Enex Resources Corporation, a Houston, Texas oil and gas company listed on NASDAQ.

     Marc I. Raphaelson, M.D., conducted his residency in neurology at Stanford University Medical Center from 1979 to 1981, and continued and completed his residency in 1982 at the National Institutes of Health. From 1982 until July 1984, Dr. Raphaelson was a staff neurologist with the Bon Secours Hospital, Baltimore, Maryland. Since January 1984, he has been a staff neurologist with Frederick Memorial Hospital. He is also Medical Codirector of Greater Washington Sleep Disorders Centers, Washington, D.C. which operates accredited sleep disorders centers and a sleep disorders training program. Dr. Raphaelson is board certified in neurology with added qualifications in Neurophysiology, in Sleep Disorders Medicine, and in Electrodiagnostic Medicine. He is a member of the American Society for Neuroimaging and a member of the Health Policy Committee for the American Sleep Disorders Association. He was first elected a Director of the Company in May 1985.

     William E. Whitesell, Ph.D., served as Secretary of Banking for the Commonwealth of Pennsylvania from 1976 through 1979. He is the Mary E. and Henry
P. Stager Professor of Economics at Franklin and Marshall College in Lancaster, Pennsylvania. He has been a professor in the Department of Economics at Franklin and Marshall College since 1979, and served as Department Chairman from 1979 to 1981 and from 1985 to 1988. In July 1985, Dr. Whitesell was elected to the Board of Directors of the Company.

     Robert L. Taylor is the President, Chairman, and Chief Executive Officer of Isolyser Co., Inc. Isolyser Co., Inc., located in Norcross, Georgia, develops and manufactures products and services for workplace and environmental safety, specifically for the management of medical waste. He has held these positions since 1988. Mr. Taylor was President and Chief Executive Officer of Spirotech, Inc., a small micro-processor based medical instrument manufacturer (1983-1986), and President and Chief Executive Officer of Unilab Corp. (1986-1988), a publicly owned manufacturer of state-of-the-art wound care products. Mr. Taylor received his B.A. degree in Economics from Pfeiffer College in 1961, and his M.A. in Management from California State University in 1982. He was first elected to the Board of Directors of the Company in June 1993.

     Stuart Strasner is a professor of business law at Oklahoma City University. From 1984 to 1991, Mr. Strasner was Dean of the law school at Oklahoma City University and prior thereto was an attorney in private practice in Oklahoma City, Oklahoma. From 1978 to 1981, Mr. Strasner served as Executive Director of the Oklahoma Bar Association. Mr. Strasner served for twenty (20) years as an executive in the banking industry. Mr. Strasner holds an A.B. degree from Panhandle A&M College and a J.D. from the University of Oklahoma. He is a member of the fellows of the American Bar Foundation. Mr. Strasner serves on the Board of Directors of Enex Resources Corporation, a Houston, Texas oil and gas company listed on NASDAQ. He was first elected to the Board of Directors of the Company in March, 1995.

     Jack O. Greenberg, M.D. is the medical director and medical general partner of the Company's Health Images of Philadelphia imaging center. Dr. Greenberg holds a B.A. from Washington & Jefferson College and a M.D. from the University of Pittsburgh. Since 1978, Dr. Greenberg has been Professor of Neurology at the Medical College of Pennsylvania. Dr. Greenberg retired from his neurology practice in Philadelphia, Pennsylvania in 1993. Dr. Greenberg was a founder and past President (1982) of the American Society of Neuroimaging where he serves as a member of its Executive Committee. He is a member of the Society of Magnetic Resonance in Imaging (1985). He is Associate Editor of the Journal of Neuroimaging (1990). He was first elected to the Board of Directors in June 1995.

     Anthony Prescott was named Senior Executive Vice President and Chief Operating Officer of the Company in May 1995. He was elected to the Company's Board of Directors in December 1995. From 1990 to May 1995, Mr. Prescott served as Managing Director, Health Images (U.K.) plc. Mr. Prescott was responsible for establishing and managing the Company's operations in the United Kingdom. Mr. Prescott was Director of Medical User Services at The Cromwell Hospital, London, England from 1988 to 1990, Hospital Director of The Lister Hospital, London, England from 1985 to 1988 and Chief Executive Officer of the Royal Masonic Hospital in London, England from 1982 to 1985. Mr. Prescott began his career in hospital management in 1958 while still serving in the Royal Navy and left the Royal Navy in 1972 after serving as RAF Institute of Aviation Medicine, Aeromedical Project Officer and Naval Administrator, Naval Medical Unit from 1966 to 1972.

     There were eight (8) meetings of the Company's Board of Directors in 1995. Five (5) of these meetings were in person with the other three (3) meetings being held via telephone. The Board of Directors took action by unanimous written consent two (2) times in 1995.

     The Board of Directors established an Audit Committee on December 10, 1988. Messrs. Whitesell, Raphaelson and Strasner serve on the Audit Committee. The Audit Committee met two (2) times during 1995. The Company also has a Compensation Committee consisting of William E. Whitesell, Robert L. Taylor, and Jack O. Greenberg, M.D. The Compensation Committee met three (3) times in 1995. The Board of Directors has no standing nominating committee.

     A vote of a majority of the shares of Common Stock represented at the meeting will be required to elect the Directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE SEVEN PERSONS NAMED ABOVE.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

                     NAME                    AGE                  POSITION
    ---------------------------------------  ---   ---------------------------------------
    Robert D. Carl, III....................  42    Chairman of the Board, President and
                                                   Chief Executive Officer
    Anthony Prescott.......................  63    Senior Executive Vice President and
                                                   Chief Operating Officer
    Michael R. Scott.......................  38    Executive Vice President-Engineering
    Sandra K. Brum.........................  51    Executive Vice President-Marketing
    Robin Eubanks Murray...................  36    Vice President, Secretary and General
                                                     Counsel
    Ron L. Clark, Jr.......................  30    Treasurer and Controller
    Richard J. Kampa.......................  48    Vice President-Operations

     The officers of the Company serve at the pleasure of the Board of Directors. The officers of the Company also serve in the same positions as officers of Health Images Pennsylvania, Inc., Health Images Texas, Inc., and Health Images (U.K.) plc.

     Robert D. Carl, III, was engaged in the private practice of law in Decatur, Georgia, and served as President of Carl Investment Associates, Inc., a registered investment advisor, for three years before joining Cardio-Tech, Inc. in 1981 as a shareholder, officer, director and corporate counsel. In September 1982, the Company acquired the business of Cardio-Tech, Inc. Mr. Carl has been a shareholder, officer and director of the Company since its organization in September 1982. In March 1985, he was elected to the positions of President, Chief Executive Officer and Chairman of the Board of the Company. Mr. Carl resigned from the offices of President and Chief Executive Officer effective June 19, 1993. Effective September 9, 1994, Mr. Carl resumed the position of Chief Executive Officer. Mr. Carl resumed the position of President in July 1995. The Company has obtained "key man" life insurance on Robert D. Carl, III, payable to the Company in the amount of $2 million.

     Anthony Prescott was named Senior Executive Vice President and Chief Operating Officer of the Company in May 1995. He was elected to the Company's Board of Directors in December 1995. From 1990 to May 1995, Mr. Prescott served as Managing Director, Health Images U.K. plc. Mr. Prescott was responsible for establishing and managing the Company's operations in the United Kingdom. Mr. Prescott was Director of Medical User Services at The Cromwell Hospital, London, England from 1988 to 1990, Hospital Director of The Lister Hospital, London, England from 1985 to 1988 and Chief Executive Officer of the Royal Masonic Hospital in London, England from 1982 to 1985. Mr. Prescott began his career in hospital management in 1958 while still serving in the Royal Navy and left the Royal Navy in 1972 after serving as RAF Institute of Aviation Medicine, Aeromedical Project Officer and Naval Administrator, Naval Medical Unit from 1966 to 1972.

     Michael R. Scott was employed from August 1982 to June 1986 by Technicare Corporation, a wholly-owned subsidiary of Johnson & Johnson, in Solon, Ohio ("Technicare"). Technicare manufactured medical imaging equipment. During that time, Mr. Scott was involved with Technicare's introduction of its MRI equipment. Mr. Scott joined Health Images Engineering Services Division in 1986. Effective June 18, 1993, he became Executive Vice President-Engineering. He had been a Vice President of the Company since June 1988. His responsibilities include managing the Company's medical imaging equipment maintenance department, and third-party services and sales.

     Sandra K. Brum worked in the medical field in clinical and academic nursing for 15 years before joining the Company. She served as a health instructor for the Henry County (Georgia) School System from July 1983 until July 1986, and as Department Chairperson for Vocational Education from July 1985 until July 1986. In August 1986, she became the marketing representative for the Company's Atlanta Magnetic

Imaging-North center. She served as the Clinic Manager for Atlanta Magnetic Imaging-North from January 1987 to July 1987. Ms. Brum also became the Company's Director of Center Marketing for all of the Company's imaging centers in January 1987 and served in this position until her election in November 1990 to Vice President-Marketing. In November, 1994, Ms. Brum was elected Executive Vice President-Marketing. Ms. Brum's responsibilities include administration of the marketing and managed care programs for each of the Company's imaging centers.

     Robin Eubanks Murray joined the Company as Corporate Counsel in March 1988, became Senior Staff Counsel in 1989 and was elected Secretary and named as General Counsel in December 1993. In November, 1994, she was elected a Vice President of the Company. Prior to joining the Company, she was an associate at the law firm of Sutherland, Asbill & Brennan, Atlanta, Georgia. Ms. Murray is responsible for administering the Company's legal affairs, shareholder relations and human resources.

     Ron L. Clark, Jr., joined the Company in June 1988 as a staff accountant. He was named Accounting Manager in September 1988, became the Controller of the Engineering Services division in March 1989, and has served as Controller of the Company since March 1990. He was elected to the office of Treasurer in December 1993. Prior to joining the Company, Mr. Clark was a staff accountant at MATSCO, Inc., a highway and residential construction company in Atlanta, Georgia. Mr. Clark is responsible for administering the Company's accounting systems.

     Richard ("Dick") J. Kampa joined the Company as a Vice President-Operations effective April 14, 1995, at the time of the acquisition by the Company of the fifteen (15) multi-modality imaging centers from MedAlliance, Inc., a publicly-held Nashville, Tennessee company. Mr. Kampa joined MedAlliance (which was then operating under the name ImageAmerica, Inc.) in March, 1991, as an area vice president responsible for the general management of the MedAlliance ImageAmerica imaging centers, and was promoted to corporate vice president of MedAlliance in 1992, with responsibility for the general management of all the imaging centers, including sales and managed care development. From 1986 through 1991, Mr. Kampa served as director of sales and director of national accounts of Dornier Medical Systems in Marietta, Georgia, a subsidiary of Daimler Benz of Germany. Prior to Dornier, Mr. Kampa was district sales manager and manager of national accounts for over six years with Physio-Central, which was then a Redmond, Washington based division of Eli Lilly Corporation, involved in the acute cardiac care/defibrillator industry. Mr. Kampa is responsible for overseeing the operations of the imaging centers.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid in 1995 and the two (2) prior fiscal years to the Company's Chairman and Chief Executive Officer, the Company's four other most highly compensated executive officers (with annual salary and bonus in excess of $100,000) and two former executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                          COMPENSATION
                                            ANNUAL COMPENSATION           ------------
                                           ----------------------            OPTION       ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY        BONUS            AWARDS(#)     COMPENSATION
- ----------------------------------  ----   --------      --------         ------------   ------------
Robert D. Carl, III,..............  1995   $237,500      $112,500(12)        50,000        $  4,500(1)
  Chairman, President and Chief     1994    206,250             0(4)(11)          0           2,320(1)
  Executive Officer(2)              1993    230,922        13,203(4)(5)           0          15,000(3)
Anthony Prescott, Sr..............  1995   $135,557(6)   $ 54,375(12)        50,000        $  6,634(7)
  Executive Vice President and
  Chief Operating Officer
Robin Eubanks Murray,.............  1995   $115,000      $ 40,500(12)        25,000        $  4,050(1)
  Vice President, General Counsel   1994     91,958        19,000(3)         10,000           1,431(1)
  and Secretary
Richard J. Kampa,.................  1995   $ 81,458(8)   $ 32,200(8)(10)     50,000        $ 28,273(9)
  Vice President-Operations
Michael R. Scott,.................  1995   $110,589      $ 17,250(12)        25,000        $      0
  Executive Vice President-         1994    106,177        21,235(11)        15,000               0
  Engineering                       1993    102,569         3,086(5)          4,500               0
W. A. Wilson,.....................  1995   $160,000      $      0                 0        $  4,500(1)
  former President and Chief        1994    155,000             0(4)(11)     35,000           2,250(1)
  Operating Officer                 1993    125,420         3,716(5)         20,000           1,938(1)
Prem Anand,.......................  1995   $125,000      $ 27,000(16)        25,000        $      0
  former Executive Vice President   1994    113,125(15)    25,000(11)        35,000           1,862(1)
  of Science and Engineering        1993    137,777(14)         0            20,000             229(1)
  Operations(13)

- ---------------

 (1) Represents contributions made by the Company to the Health Images, Inc., Profit Sharing and Savings Plan which is qualified under Internal Revenue Code Section 401(k).
 (2) Mr. Carl resumed the positions of Chief Executive Officer of the Company on September 9, 1994 and President in July 1995.
 (3) Pursuant to the terms of Consulting and Non-Competition Agreement dated as of June 2, 1993 ("Mr. Carl's Agreement"), between the Company and Mr. Carl, the Company agreed to pay $15,000 to Mr. Carl to reimburse him for legal expenses incurred in connection with the negotiation of Mr. Carl's Agreement and Mr. Carl's resignation effective June 19, 1993, from the offices of President and Chief Executive Officer.
 (4) The Company did not pay any bonus to executive officers for the fiscal year ended December 31, 1993.
 (5) This bonus paid in 1993 represented additional amounts paid in 1993 under the Company's Earnings Target Incentive Plan which are attributable to earnings of the Company for the fiscal year ended December 31, 1992. These additional amounts were paid after the Company's auditors completed their audit of the Company.
 (6) Includes compensation in English pounds converted at a rate of L1.55.
 (7) Includes $6,634 in moving expenses paid to Mr. Prescott.
 (8) Includes only salary and bonus paid since the April 1, 1995 effective date of the MedAlliance Acquisition.

 (9) Includes a car allowance of $4,500 and moving expenses of $23,773.
(10) Includes a bonus of $10,062 which was paid in 1996 for performance during the fourth quarter of 1995. For 1995 compensation, Mr. Kampa as well as other employees from MedAlliance remained under their previous bonus system which was tied to center revenue performance, goal achievement and overall individual performance.
(11) This bonus was paid on February 23, 1995, pursuant to the Company's Management Incentive Program. Based upon the Company's operating performance for the fiscal year ended December 31, 1994, without considering the effect of the acquisition of NDS, the Company achieved an annual profit objective and an annual revenue objective in 1994 that resulted in an annual bonus for 1994 equal to 20% of base salary for each executive officer other than Messrs. Carl and Wilson.
(12) This bonus was awarded by the Company's Board of Directors based upon a percentage of salary with the percentage varying among officers to reward individual performance during the 1995 fiscal year and contribution to the Company's revenue, income and cash flow.
(13) Mr. Anand was promoted to Executive Vice President of Science and Engineering Operations effective January 1, 1994, from Vice President-Research and Development. Mr. Anand left the Company as of December 15, 1995.
(14) Includes $43,277 in moving expenses paid by the Company to Mr. Anand.
(15) Includes $6,558 in moving expenses paid by the Company to Mr. Anand.
(16) Mr. Anand received a performance bonus in May 1995 for obtaining certain goals involving the STARVIEW System and a bonus in September 1995 when the HI STAR(TM) received FDA approval.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                                                                            REALIZABLE
                                                                                         VALUE OF ASSUMED
                                                    INDIVIDUAL GRANTS                     ANNUAL RATES OF
                                     ------------------------------------------------          STOCK
                                                   % OF                                 PRICE APPRECIATION
                                                  OPTIONS                                       FOR
                                                    TO                                    OPTION TERM(1)
                                     OPTIONS     EMPLOYEES   EXERCISE OR   EXPIRATION   -------------------
               NAME                  GRANTED       IN FY     BASE PRICE       DATE         5%        10%
- -----------------------------------  -------     ---------   -----------   ----------   --------   --------
Robert D. Carl, III................   75,000(2)     20.3%       $5.00        6-2-05     $235,500   $597,750
Anthony Prescott...................   50,000(2)     13.5         5.00        6-2-05      157,000    398,500
Robin Eubanks Murray...............   25,000(2)      6.8         5.00        6-2-05       78,500    199,250
Michael R. Scott...................   25,000(2)      6.8         5.00        6-2-05       78,500    199,250
Richard J. Kampa...................   50,000(2)     13.5         5.00        6-2-05      157,000    398,500

- ---------------

(1) The assumed annual rates of appreciation of five and ten percent would result in the price of the Company's stock increasing to $8.14 and $12.97, respectively.
(2) These incentive stock options were granted June 2, 1995, at the market price on the date of the grant, and vest over a 36-month period. In the event of a merger, consolidation or change in control of the Company, these options would immediately vest in full.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                                                         VALUE OF
                                                                      NUMBER OF         UNEXERCISED
                                                                     UNEXERCISED       IN-THE-MONEY
                                                                      OPTIONS AT        OPTIONS AT
                                                                      FY-END(1)          FY-END(2)
                                             SHARES                 --------------   -----------------
                                            ACQUIRED      VALUE      EXERCISABLE/      EXERCISABLE/
                  NAME                     ON EXERCISE   REALIZED   UNEXERCISABLE      UNEXERCISABLE
- -----------------------------------------  -----------   --------   --------------   -----------------
Robert D. Carl, III......................       0           $0      471,667/75,833   $802,125/$140,625
Anthony Prescott.........................       0            0       19,777/46,723     27,415/97,835
Robin Eubanks Murray.....................       0            0       18,222/27,278     18,598/51,653
Michael R. Scott.........................       0            0       90,167/36,833     64,485/53,291
Richard J. Kampa.........................       0            0        8,333/41,667     18,749/93,751

- ---------------

(1) The exercise prices of these options (includes Mr. Carl's warrant) range from $4.50 to $13.50.
(2) The year-end market price of the Company's Common Stock was $7.25. The options of named officers outstanding at December 31, 1995, with an exercise price in excess of this market price are as follows: a warrant to purchase 250,000 shares at $4.50/share held by Mr. Carl, 237,500 incentive options (141,666 of which were exercisable) held by named officers to purchase stock at $5.00 per share, an incentive option to purchase 10,000 shares at $5.38 per share held by Mr. Carl, an incentive stock option to purchase 40,000 shares at $6.00 per share held by Mr. Carl, 30,000 incentive options held by named officers to purchase at $6.36 per share and 32,500 incentive options (14,444 of which were exercisable) held by named Officers to purchase stock at $6.75 per share.

     The Company has no Long Term Incentive Plan or Defined Benefit or Actuarial Plan.

                               PERFORMANCE GRAPH

     As in the two previous years the Company has selected a peer group composed of publicly-held diagnostic imaging companies rather than simply using the S&P Health Care Diversified Index as in previous years. The Company believes that the peer group selected provides a more accurate picture of how the Company's stock has performed relative to companies operating comparable businesses under comparable conditions. The peer group is the same as last year except for MedAlliance, Inc. and Medical Diagnostics, Inc., which ceased trading during 1995.

     The companies in the Peer Group (and their stock symbols) are: Alliance Imaging, Inc. (SCAN), American Health Services Corp. (AHTS), Medical Imaging Centers of America (MIKA) and NMR of America, Inc. (NMRR). Each company's return has been weighted by its stock market capitalization at the beginning of each period in which it was a publicly-held company.

              COMPARISON OF FIVE (5) YEAR CUMULATIVE TOTAL RETURN(*)
                      HEALTH IMAGES, INC., S&P 500 INDEX,
                  S&P HEALTH CARE DIVERSIFIED AND A PEER GROUP

                                   [GRAPH]


      MEASUREMENT PERIOD            HEALTH                        S&P HEALTH      S&P 500 IN-
    (FISCAL YEAR COVERED)        IMAGES, INC.     PEER GROUP       CARE DIV.          DEX
1990                                       100             100             100             100
1991                                       113              41             148             130
1992                                        79              26             126             140
1993                                        42               7             121             155
1994                                        51               8             140             157
1995                                        65              16             208             215

(*)The graph and table set forth above assume $100 was invested on December 31, 1990, in each of the Company's Common Stock, the S&P Health Care Diversified, the S&P 500 Index, and the Peer Group (some of the companies in the Peer Group were not publicly-held at December 31, 1990), and that all dividends were re-invested. These data were furnished by Research Data Group.

CASH COMPENSATION OF DIRECTORS

     For the fiscal year ending December 31, 1995, no employee director of the Company was paid additional compensation as a member of the Board of Directors. Commencing with the December 1995 fourth quarter meeting, the Board of Directors changed its compensation for non-employee members to an annual retainer of $7,000 plus $800 per meeting of the Board attended and $700 for each committee meeting attended. In addition, the Board adopted the 1995 Formula Stock Option Plan described below under "PROPOSAL 3 -- FORMULA STOCK OPTION PLAN." These changes followed a 1995 study of director compensation at companies of comparable size in the health care industry by William M. Mercer, Incorporated.

     The new rate and forms of compensation replaced the compensation policy that had been in effect since 1988. Under the previous policy, each non-employee director of the Company was paid $1,000 on a quarterly basis, plus $1,000 per Board of Directors meeting attended in person with reimbursement for all reasonable travel expenses. The Board of Directors left the compensation for telephone meetings unchanged. The non-employee directors receive no compensation for the first four meetings attended on the telephone, but receive $250 for each telephone meeting attended thereafter.

     Each of the three members of the Audit Committee was paid $600 per meeting of the Committee. William E. Whitesell, Stuart Strasner and Marc I. Raphaelson, M.D. currently serve on the Audit Committee. Each of the four members of the Compensation Committee was paid $250 for a telephone meeting and $600 for each meeting attended prior to December 1995 and $700 for the December meeting. Jack O. Greenberg, M.D., William E. Whitesell, and Robert
L. Taylor currently serve on the Compensation Committee.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Mr. Robert D. Carl, III, Chairman, President and Chief Executive Officer has an employment contract with a two (2) year term ending September 30, 1996.

     If Mr. Carl's employment is terminated by the Company without "cause" at any time during the initial term of two (2) years, or the first one (1) year renewal term, Mr. Carl shall be entitled to a severance amount equal to the executive's base salary at the time of termination for a period of 24 months. A "change of control" of the Company would be treated as a termination without "cause" and trigger the severance obligation for such executive.

     "Cause" is defined as: (i) any willful and material act of dishonesty or fraud committed by executive after the date hereof which is materially injurious to the Company; (ii) conviction of, or plea of nolo contendere to, a misdemeanor or a felony committed by executive after the date hereof involving, in either case, moral turpitude; (iii) repeated or continuous failure, neglect or refusal to perform executive's duties hereunder following not less than 60 days prior written notice of such failure, neglect or refusal.

     Mr. Willis A. Wilson, who served as the Company's Chief Executive Officer from June 19, 1993 until September 9, 1994 and Chief Operating Officer from September 1994 until May 1995 left his position of President and Chief Administrative Officer in July 1995. Mr. Wilson had an employment contract with the Company comparable in its terms to Mr. Carl's contract described above. Pursuant to its terms, the Company will continue to pay Mr. Wilson his salary through July 1997.

     On April 18, 1996, Mr. Prem K. Anand entered into a Confidential Separation Agreement and General Release (the "Separation Agreement") with the Company. Mr. Anand's employment with the Company terminated as of December 15, 1995. The Company agreed to pay Mr. Anand the sum of $20,833.32, less applicable federal and state taxes, as consideration for entering into the Separation Agreement. This sum represented two (2) months salary for Mr. Anand or two (2) weeks for every year or portion thereof that Mr. Anand was employed with the Company. Mr. Anand's employee benefits will also continue at Company expense during the two
(2) month period. In addition, if the Company manufactures nine (9) HI STAR(TM) production units by December 31, 1996, Mr. Anand will receive an additional $7,500.00, payable by January 10, 1997.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

POLICY AND OBJECTIVES

     The Compensation Committee of the Board of Directors is composed of three
(3) independent, non-employee directors, William E. Whitesell, Jack O. Greenberg, M.D. and Robert L. Taylor, who are not eligible to participate in any of the compensation plans that it administers (with the exception of the 1995 Formula Stock Option Plan as described below). The Committee has overall responsibility to review and recommend compensation plans to the Board of Directors for approval.

     The Company's compensation program attempts to balance a recognition that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives with the recognition that individual achievement must also be rewarded. In 1995, the Company's executive compensation emphasis shifted to rewarding those individuals who particularly impacted corporate operations and financial results. The Company is focused on meeting the expectations of customers and shareholders. The compensation of the Company's top executives is directly linked to the Company's financial performance and shareholders' interests and is reviewed and approved annually by the Compensation Committee of the Board of Directors.

     In April 1995, the Company acquired fifteen (15) diagnostic imaging centers from MedAlliance, Inc., almost doubling the Company's revenue base and number of employees. This acquisition substantially increased the responsibilities of certain executive officers and other managers of the Company. The Board of Directors wishes to compensate the Company's employees at a rate which is competitive. The Compensation Committee of the Board of Directors therefore hired William M. Mercer Incorporated ("Mercer") in March 1995 to prepare a study of executive compensation by studying peer companies in the health care industry of a comparable size to the Company after the MedAlliance acquisition. Mercer presented its report to the Compensation Committee in June 1995. The Mercer report's primary emphasis was on salaries, bonuses and long-term incentives such as stock options. The Mercer report emphasized bonuses as a means of encouraging and rewarding an individual's excellent performance and discouraged the previous practice of rewarding all executives with the same percentage bonus if the Company achieved certain revenue or income targets. The Mercer report emphasized the need to reward individual achievement instead of treating all executives and managers as members of a team who "sink or swim together" in the area of bonus compensation.

     Based upon the report and the Compensation Committee's recommendation, the Board of Directors increased the base salaries of most of the Company's executive officers in June 1995 with salaries targeted at 70% of the median set forth in the Mercer report. The Compensation Committee also granted stock options in June 1995 using the guidelines of the Mercer report.

     In December 1995, Mr. Carl, the Chairman, Chief Executive Officer and President, made bonus recommendations to the Compensation Committee based on his view of each officer's performance and contribution to the Company during 1995. The recommendations varied from officer to officer and were a stated percentage of current salary. The Compensation Committee reviewed Mr. Carl's recommendations and established, with the approval of the Board of Directors, the bonuses. The executive bonuses granted in December 1995 varied from no bonus to a bonus of 45% of current salary.

     A feature of the Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") limits deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are the most highly paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994, unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including stockholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the stockholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. Although the salary and bonuses of the Company's executive officers will remain substantially below this $1 million threshold into the foreseeable future, the presence of non-qualified stock options and warrants make it theoretically possible that the threshold may be exceeded at some time in the future. In such an instance, the Company intends to take the necessary steps to conform its compensation to qualify for deductibility under OBRA '93. In addition, in structuring compensation programs for the Company's executive officers, the Compensation Committee intends to give strong consideration to the deductibility of compensation under OBRA '93.

COMPENSATION PROGRAMS

     The Company's executive compensation programs are designed to retain and reward executives who are capable of leading the Company in achieving its business objectives in an industry characterized by growth, competitiveness, and change. Annual compensation for senior management of Health Images consists of three (3) elements:

          1. Base salary is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job;

          2. Incentive programs are designed to reward executives for their impact in generating unusual additional revenue for the Company or for uniquely controlling the Company's expenses; and

          3. Long-term incentive compensation is provided in the form of stock option grants and is designed to link the interests of the executives with those of the stockholders. Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. These stock options are tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases above the option grant price. Long-term incentive compensation is offered only to those key employees who can make a material impact on the Company's long-term performance.

     A key objective of the Compensation Committee is to assure that the Company's executives' total compensation is competitive in the industry.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Compensation Committee meets annually to evaluate the performance of the Chief Executive Officer, without the CEO being present, and reports on that evaluation to the independent Directors of the Board. The Mercer report indicated a median base salary of $260,000 for a Chairman of the Board and Chief Executive Officer of a comparably sized company in the health care industry. The Compensation Committee chose to increase Mr. Carl's base salary in June 1995 to $250,000. In December 1995, the Compensation Committee granted a bonus to Mr. Carl equal to 45% of his base salary to reward Mr. Carl for his role in effecting the MedAlliance acquisition and the increase in the Company's net revenue, cash flow and income in 1995. The Compensation Committee intends to review Mr. Carl's salary and any bonus, as it reviews the compensation of other members of senior management, on an annual basis to reward him for individual performance and contribution to Company performance using the parameters of the Mercer report.

                                          Respectfully submitted:
                                          William E. Whitesell, Ph.D., Chairman
                                          Jack O. Greenberg, M.D.
                                          Robert L. Taylor

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Whitesell, Taylor and Dr. Greenberg.

     Dr. Jack O. Greenberg, a Director, also serves as the medical general partner of Northeastern Magnetic Imaging, Ltd., which owns Health Images of Philadelphia. As medical general partner, Dr. Greenberg, through his professional corporation, received $94,402 in management fees during the year ended December 31, 1995.

     Dr. Greenberg also received $358,390 in fees for interpretation services provided at Health Images of Philadelphia during 1995. Of this amount, Dr. Greenberg pays another physician approximately 35% for his interpretation services at Health Images of Philadelphia.

                    COMPLIANCE WITH SECTION 16(A) OF THE ACT

     Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 1995, and Forms 5 and amendments thereto with respect to 1995 and, where applicable, any written representation that a Form 5 filing was not required, the Company hereby represents that, except as set forth below, no director, officer or ten percent (10%) shareholder of the Company failed to file reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, on a timely basis during 1995 or prior fiscal years.

     On January 4, 1996, the SEC filed a complaint in the United States District Court for the District of Columbia against Robert D. Carl, III, who is the chairman, chief executive officer, and president of the Company. The SEC alleged that Mr. Carl violated Section 16(a) of the Exchange Act, and Rules 16a-2 and 16a-3 (and former Rule 16a-1) thereunder, by failing to timely file thirty-eight reports of transactions in his mother's brokerage accounts involving shares of the Common Stock of the Company stock in which he had a beneficial ownership interest. The SEC requested that the court impose a $10,000 civil penalty against Mr. Carl pursuant to Section 21(d)(3) of the Exchange Act. Without admitting or denying the allegations in the complaint, Mr. Carl consented to the entry of a final judgment imposing a $10,000 penalty. On January 12, 1996, a federal judge entered the final judgment in this matter. Mr. Carl has filed amended reports on Forms 4 and 5 related to these transactions in his mother's accounts.

     In a related matter, the SEC issued an administrative Order pursuant to
Section 31C of the Exchange Act against Mr. Carl. The Order found that he violated Section 16(a) and the rules thereunder and required him to cease and desist from committing or causing any violation or future violation of those provisions. The Order also noted that Mr. Carl recently disgorged to the Company approximately $92,400 in short-swing profits resulting from the trading in his mother's account, plus interest of approximately $52,600. Without admitting or denying allegations in the Commission's Order, Mr. Carl consented to its entry.

     In addition, the Company filed Forms 5 for its executive officers in 1996 to correct past omissions of certain incentive stock options.

      PROPOSAL 2 -- APPROVAL OF 1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN

     The Company has had in effect an Employee Incentive Stock Option Plan, approved by the stockholders in 1987 (the "Old Plan"), pursuant to which incentive stock options have been granted to certain officers and employees of the Company from time to time. The number of shares of Common Stock of the Company reserved for issuance under the Old Plan, as amended, have been substantially depleted over its expected lifetime. As of April 15, 1996, there were only 56,361 shares available for future grants of incentive stock options under the Old Plan.

     On March 8, 1996, the Board of Directors adopted the Health Images, Inc. 1996 Employee Incentive Stock Option Plan (the "1996 ISOP"), subject to stockholder approval. The Board of Directors believes that the continued maintenance of an incentive stock option plan will promote the Company's objectives of providing incentives to exceptional employees and attracting and retaining employees who can enhance the Company's business. The Mercer Report confirms the prevalent use of incentive stock options as a component of executive compensation. See "Report of the Compensation Committee on Executive Compensation." The Company nearly doubled in size during 1995 and wishes to continue its growth plans. The adoption of the 1996 ISOP to replace the Old Plan will allow the Company to continue to satisfy its objectives of providing equity-based compensation to officers and employees. The Board of Directors believes that stock option grants align the interests of the recipients with the interests of stockholders generally.

     The following description of the 1996 ISOP is qualified in its entirety by reference to the applicable provisions of the 1996 ISOP, which is attached as Exhibit A.

TERMS OF THE 1996 ISOP

     Administration. The Compensation Committee (the "Committee") of the Board of Directors determines Awards under the 1996 ISOP. Only persons who satisfy the criteria of "disinterested persons" set forth in Rule 16b-3(c) may be members of the Committee. The Committee shall have at least three members. The members of the Committee are indemnified by the Company under the terms of the 1996 ISOP for actions taken as Committee members provided such actions are not determined to be negligent or the result of misconduct.

     Awards. The 1996 ISOP permits the Committee to make awards of incentive stock options to officers and employees of the Company or its subsidiaries for the purchase of shares of Common Stock, as well as non-qualified options to the extent that an incentive stock option award exceeds certain statutory limitations. The Company has reserved 600,000 shares of Common Stock for issuance pursuant to awards that may be made under the 1996 ISOP, subject to adjustment as provided therein.

     The Committee decides the number of shares as to which an option is granted, the recipient of an option and the terms and conditions of any option award, subject to the provisions of the 1996 ISOP.

     Term. The 1996 ISOP will expire ten years following its adoption by the Board of Directors unless the Board of Directors effects an earlier termination.

     Granting of Options to Purchase Stock. Options may be granted pursuant to the 1996 ISOP only to officers and employees of the Company or any subsidiary.

     The number of shares of Common Stock as to which an option will be granted will be determined by the Committee in its sole discretion, as long as the total number of the shares available for grants under the 1996 ISOP does not exceed 600,000. Further, to the extent required under Section 162(m) of the Internal Revenue Code and the regulations thereunder for compensation to be treated as qualified, performance-based compensation, the maximum number of shares of Common Stock with respect to which options may be granted during any single fiscal year of the Company to any "covered employee," within the meaning of
Section 162(m) of the Internal Revenue Code, cannot exceed 100,000.

     Each option granted under the 1996 ISOP will be evidenced by an option agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate and which will specify at a minimum the number of shares of Common Stock subject to the grant, the option price and the option term. In addition, in the event the aggregate fair market value, as determined as of the option grant date, of Common Stock subject to such options (under all plans of the Company and subsidiaries) that first become exercisable during any calendar year exceeds $100,000, then such options in excess of this limitation will not be incentive stock options and, to the extent such options were granted pursuant to the 1996 ISOP, they will be treated as non-qualified stock options.

     Options are not transferable or assignable except by will or by the laws of descent or distribution and are exercisable during the recipient's lifetime only by the recipient.

     Option Price. The exercise price per share of Common Stock purchased under any option will be set forth in the applicable option agreement and will in no event be less than the fair market value of a share of Common Stock. With respect to an option granted to the holder of over 10% of the Common Stock of the Company, the exercise price will in no event be less than 110% of the fair market value of a share of Common Stock on the date the option is granted.

     The 1996 ISOP provides for the following alternatives for payment of an option's exercise price: cash, surrender of previously owned shares or a combination of the foregoing.

     Option Term. The term of an option will be specified in the applicable option agreement and will expire no later than ten years from the date of grant; provided, however, that, with respect to an option grant to the holder of over 10% of the Common Stock of the Company, the term of the option will expire no later than five years from the date of grant. In addition, the option agreement will provide that, in the event of a termination of employment, the then unexpired portion of the option will terminate no later than 30 days after the date of termination of employment, except that in the case of a recipient whose termination of employment is due to death or disability, a period of up to one year may be substituted for the 30-day period.

     Termination and Amendment of the 1996 ISOP. The Board of Directors at any time may amend or terminate the 1996 ISOP without stockholder approval; provided, however, that no amendment made without stockholder approval shall change the number of shares reserved for issuance under the 1996 ISOP, change the persons eligible to receive options, decrease the option exercise price, remove the administration of the 1996 ISOP from the Committee or render any member of the Committee eligible to receive an option grant.

     Changes in Capitalization. The 1996 ISOP provides for an adjustment in the number and types of shares of Common Stock reserved under the Plan and subject to awards issued pursuant to the 1996 ISOP in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

     In the event of certain corporate reorganizations, the vesting of outstanding options may be accelerated and/or new options may be substituted for outstanding options.

     The Committee shall have the sole discretion to determine the manner and extent, if any, of any adjustment, provided such action is consistent with the express terms of the 1996 ISOP.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion outlines generally the federal income tax consequences of participation in the 1996 ISOP. Individual circumstances may vary these results. The federal income tax laws and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 1996 ISOP. If the recipient is subject to Section 16(b) of the Exchange Act, special rules may apply to determine the federal income tax consequences of certain option exercises.

     Incentive Stock Options. The recipient of an incentive stock option is not subject to any federal income tax upon the grant of such an option pursuant to the 1996 ISOP, nor does the grant of an incentive stock option result in an income tax deduction for the Company. Further, a recipient will not recognize income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares of Common Stock to the recipient. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the recipient for the year in which the option is exercised. Thus, certain recipients may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Internal Revenue Code.

     If the shares of Common Stock transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the recipient generally will recognize ordinary income equal to the lesser of (1) the gain recognized (i.e., the excess of the amount realized on the disposition over the exercise price) or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. The balance, if any, of the recipient's gain over the amount treated as ordinary income on disposition generally will be treated as long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. The Company normally would be entitled to a federal income tax deduction equal to any ordinary income recognized by the recipient, provided the Company satisfies applicable federal income tax withholding requirements.

     If the shares of Common Stock transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, such disposition will result in a long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to a federal income tax deduction as a result of a disposition of such shares after these holding periods have been satisfied.

     Non-Qualified Options. A recipient will not recognize income upon the grant of a non-qualified option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

     Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

     Special rules apply to a participant who exercises a non-qualified option by paying the exercise price in whole or in part by a transfer of shares of Common Stock to the Company.

STOCKHOLDER APPROVAL

     The Board of Directors seeks stockholder approval primarily because such approval is required under the Internal Revenue Code as a condition of incentive stock option treatment and also because certain eligible participants in the Stock Plan are subject to Section 16 of the Securities Exchange Act of 1934. If the 1996 ISOP is not approved by the stockholders, awards made to these persons may be deemed "purchases" of Common Stock for the purposes of the short-swing profit recovery provision of Section 16.

     Approval of the 1996 ISOP requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company present, or represented and entitled to vote, at the Annual Meeting of Stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN.

                    PROPOSAL 3 -- FORMULA STOCK OPTION PLAN

TERMS OF THE 1995 FORMULA STOCK OPTION PLAN

     The 1995 Formula Stock Option Plan (the "Option Plan"), a copy of which is attached hereto as Exhibit B, was adopted by the Board of Directors on September 15, 1995. The Option Plan was intended to promote the Company's interests by paying some of the remuneration for director's services in the form of company stock. The grant of such formula stock options is intended to align the directors' interests with the long-term interests of the shareholders. The Option Plan authorizes the issuance of non-qualified options to non-employee directors of the Company for up to an aggregate of 100,000 shares The Option Plan is being submitted for approval by stockholders of the Company so that options granted under it will be exempt from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3(c). The following description of the Option Plan is qualified in its entirety by reference to the applicable provisions of the plan document.

     The Option Plan is administered by the Compensation Committee, consisting of certain non-employee directors of the Company. It is intended that the grants of options pursuant to the Option Plan (a "Formula Option") and the participation of directors in the Option Plan will constitute "participation in a formula plan which does not disqualify a director from being disinterested" under Rule 16b-3 for purposes of serving as a member of a committee that administers other Company plans.

     Subject to shareholder approval and ratification at the May 31, 1996 Annual Meeting, each non-employee director of the Company was granted a non-qualified stock option ("Option") to purchase two thousand (2,000) shares as of September 19, 1995. The number of shares subject to any outstanding option will be adjusted for certain changes in the Company's capital structure. Beginning in 1996 and in each year thereafter, formula options to purchase 2,000 shares each will be granted to each non-employee director of the Company then on the Board of Directors two (2) business days following the filing of the second quarter 10-Q in August, until the Plan is terminated.

     The exercise price of each Share granted pursuant to a Formula Option shall be the Fair Market Value of a Share on the business day on which the Option is granted. On April 19, 1996, the closing sale price per share of Common Stock was $8.50.

     If shareholder approval is obtained at the 1996 Annual Meeting, the effective date of the Option Plan shall be September 19, 1995 (the "Effective Date"). The Board of Directors established the Effective Date to be the second business day following the announcement of a dividend increase approved by the Board of Directors in its September 15, 1995 meeting. The Option Plan shall terminate 10 years after the Effective Date.

     To the extent required under Rule 16b-3, the provisions of the Option Plan and the Agreement relating to eligibility and to the amount, price and timing of a Formula Option may not be amended by the Board of Directors more than once every six months, other than to conform it with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or any rules under either of the foregoing.

     The non-qualified Formula Options are not transferable by the optionee. Each option will vest ratably on a monthly basis during the three (3)-year period commencing with the grant date. In the event the optionee's service with the Company is terminated prior to the full vesting of the option, the non-vested portion of the option will immediately expire. Any vested, but unexercised option shall automatically terminate and expire ten (10) years from the date of the grant.

     The Option Plan provides that the non-vested, unexpired portion of any Formula Option granted thereunder will vest in full at the time of any merger or consolidation to which the Company is a party or at the time of any change in control of the Company.

     Any Common Stock obtained from the exercise of a Formula Option is not registered. Such stock may only be sold pursuant to an exemption from registration under applicable federal and state securities laws.

     The grants of the Formula Options were expressly contingent upon the approval of the stockholders of the Company at the Annual Meeting of Stockholders in order to meet requirements of the New York Stock Exchange and the Securities and Exchange Commission. The New York Stock Exchange requires that the Company obtain shareholder approval of the issuance of securities in connection with option plans for directors, officers or key employees.

     In addition, regulations promulgated by the SEC under the Exchange Act require that in order to be exempt from the option of Section 16(b) of the Exchange Act, options must be issued pursuant to a written plan meeting certain specified criteria and approved by the stockholders of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1995 FORMULA STOCK OPTION PLAN AND THE GRANT OF NON-QUALIFIED STOCK OPTIONS TO THE NON-EMPLOYEE DIRECTORS OF THE COMPANY THEREUNDER.

FEDERAL INCOME TAXATION OF FORMULA STOCK OPTIONS AND NON-QUALIFIED STOCK
OPTIONS.

     The Formula Options are non-qualified stock options, i.e., they do not qualify as incentive stock options for tax purposes. The Company understands that, under existing federal income tax law, (i) no income will be recognized to the optionee at the time of grant; (ii) upon exercise of an option, the optionee must treat as ordinary income the difference between the exercise price and the fair market value of the stock purchased on the date of exercise, and the Company will be entitled to a deduction equal to such amount; and (iii) assuming the shares received upon exercise of such option constitute capital assets in the optionee's hands, any gain or loss upon the disposition of shares (measured by reference to the fair market value of the shares on the date of exercise) will be treated as capital gain or loss, which will be long-term if the shares have been held longer than one year.

     The Non-Qualified Stock Options described immediately below have the same tax effect for the Company and the Optionee as the Formula Options described above.

               PROPOSAL 4 -- GRANT OF NON-QUALIFIED STOCK OPTIONS
            TO CERTAIN NON-EMPLOYEE DIRECTORS UPON JOINING THE BOARD

     The Company has a long-standing policy of granting non-employee directors an option to purchase 3,000 shares at the then current market value upon joining the Board of Directors. Mr. Stuart Strasner was elected to the Board in March 1995 and Dr. Jack O. Greenberg in June 1995. At the June 1995 Board of Directors meeting the Company granted Dr. Greenberg and Mr. Strasner each a ten-year non-qualified option to purchase 3,000 shares of the Company's Common Stock at $5.00 per share. Each of these options vests at the rate of 1/36 per month over the three-year period commencing on June 2, 1995. The grant of these non-qualified stock options to non-employee directors of the Company upon joining the Board is intended to enable the Company to attract and retain qualified persons to serve as directors. Such grants are thought to provide such directors with incentives and rewards to encourage them to continue service and align the director's interests more closely with the shareholders' interests.

     The grants of the non-qualified stock options to Dr. Greenberg and Mr. Strasner were expressly contingent upon approval thereof by the stockholders of the Company at the annual meeting of stockholders. Such approval is necessary to meet requirements of the New York Stock Exchange and to qualify such options as exempt from the operation of Section 16(b) of the Exchange Act and as "one-time formula grants" under former Rule 16b-3, which remains applicable to the Company's employee benefit plans, that do not disqualify a director from being "disinterested" for purposes of serving as a member of a committee that administers other Company plans.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE GRANT OF NON-QUALIFIED STOCK OPTIONS TO CERTAIN OF THE NON-EMPLOYEE DIRECTORS OF THE COMPANY

                  PROPOSAL 5 -- INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Joseph Decosimo and Company as the Company's independent public accountants for fiscal 1996. Joseph Decosimo and Company has served as the Company's auditors since 1982. Representatives of Joseph Decosimo and Company are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF JOSEPH DECOSIMO AND COMPANY AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1996.

                             STOCKHOLDER PROPOSALS

     Appropriate proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders (which the Company currently intends to hold in June of 1997) must be received by the Company by December 31, 1996, for inclusion in its proxy statement and form of proxy relating to that meeting. If the date of the next annual meeting is changed by more than 30 calendar days from such anticipated time frame, the Company shall, in a timely manner, inform its stockholders of the change and the date by which proposals of stockholders must be received.

                                 MISCELLANEOUS

     Management does not know of any other matters to come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons designated as Proxies to vote in accordance with his best judgment on such matters.

                                 ANNUAL REPORT

     The Company's 1995 Annual Report to Stockholders is enclosed. The Annual Report is not a part of the proxy soliciting material.

                                                                       EXHIBIT A

                              HEALTH IMAGES, INC.

                   1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN

     1. Purpose. This Employee Incentive Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain officers and other key employees of Health Images, Inc., a Delaware corporation (the "Corporation"), or of its subsidiary corporations as that term is defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Subsidiary" or "Subsidiaries"), so that they may acquire or increase their proprietary interest in the Corporation, and properly to reward them for meritorious or profit producing services to the Corporation or the Subsidiaries. It is further intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Administration. The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Corporation's Compensation Committee shall administer the Plan. The Committee shall consist of not less than three members. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. The action of a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Each Director while a member of the Committee shall meet the definition of "disinterested person" contained in Rule 16b-3 of the Securities and Exchange Commission. The Committee shall from time to time at its discretion designate the key employees who shall be granted options and the number of shares to be optioned to each.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     3. Eligibility. The persons who shall be eligible to receive options shall be such employees (including officers, whether or not they are Directors) of the Corporation or its Subsidiaries as the Committee shall select from time to time ("Optionee" or "Optionees"). An Optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.

     4. Stock. The stock subject to the options shall be shares of the Corporation's authorized and unissued or reacquired $.01 par value voting common stock (the term "Shares" as used herein shall refer to shares which are specifically subject to an option granted under the Plan). The aggregate number of shares which may be issued under options pursuant to the Plan shall not exceed 600,000 shares. The maximum number of Shares with respect to which options may be granted during any fiscal year of the Corporation to any eligible optionee who is a "covered employee" within the meaning of Section 162(m) of the Code shall not exceed 100,000 shares. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Section 6(i) of the Plan.

     In the event that any outstanding option under the Plan for any reason expires or is terminated, the Shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

     5. Annual Limitation. The fair market value (determined as of the date of grant of the option) of the Shares with respect to which options first become exercisable by an Optionee during any calendar year (under the Plan and any other plans granting incentive stock options which are established by the Corporation or its Subsidiaries) shall not exceed $100,000.

     6. Terms and Conditions of Option. Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreement shall contain specifically or be subject to the following terms and conditions:

          (a) Number of Shares. Each option shall state the number of Shares to which it pertains.

          (b) Option Price. Each option shall state the option price, which shall be not less than 100% of the fair market value of the Shares subject to the option on the date of grant. Fair market value shall be determined under the principles of Treasury Regulations sec. 20.2031-2 or such other regulations or authorities as the Committee shall deem appropriate at the time. Subject to the foregoing, the Committee, in fixing the option price, shall have full authority and discretion and be fully protected in doing so.

          (c) Medium and Time of Payment. The option price shall be payable on the exercise of the option and may be paid (i) in United States Dollars in cash or by check; (ii) by transferring a number of shares, valued as provided in Paragraph 6(b) above, as of the date of transfer; having a value equal to the option price; or (iii) by part payment in cash or by check as provided in (i) above and by payment of the balance by transferring shares to the Corporation as provided in (ii) above;

          (d) Conditions of Exercise of Options.

             (1) No option granted pursuant to this Plan shall be exercised in whole or in part more than ten years after it is granted, and such option shall be subject to such further terms and conditions as to the time of its exercise as the Committee may prescribe.

             (2) In order to exercise an option granted hereunder, in whole or in part, each of the following conditions must be fulfilled at the time of exercise:

                (i) The Optionee must be in the employ of the Corporation or one of its Subsidiaries or exercise the Option within the 30 day period following termination of employment. However, any Optionee who is totally and permanently disabled at the time of exercise of an option and who has ceased to work for the Corporation or one of its Subsidiaries as a result of such disability shall not be required to satisfy this condition if he has been employed by the Corporation or one of its Subsidiaries within one year prior to the date of exercise of such option. Permanent and total disability for purposes of this Paragraph 6(d)(2)(i) shall mean that such Optionee, at the time he ceased his employment by the Corporation, was unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which could be expected to result in death or which at such time could be expected to last for a continuous period of not less than twelve (12) months. Such optionee shall furnish proof of such disability in form and substance satisfactory to the Committee.

                Neither the transfer of an employee from employment by one of the Corporation's Subsidiaries to another Subsidiary, the transfer of an employee from the employment by one of the Subsidiaries to the Corporation or by the Corporation to one of its Subsidiaries shall be deemed the termination of the employment of the employee by the Corporation or any of its Subsidiaries.

                (ii) The Optionee shall have met any additional specific conditions imposed by the Committee at the time of the granting of the option. Such specific conditions may be in the form of achievement goals for the individual Optionee based upon predetermined minimum increases over a specific period or periods time, in sales, gross profits, pre-tax or after tax earnings, productivity, or other goals or standards for the Corporation or the Subsidiary for which the Optionee works. The imposition of such achievement goals and conditions shall be in the sole discretion of the Committee; and such goals and conditions may differ between individual employees of the Corporation and/or of its Subsidiaries; and between classes of employees of the Corporation and/or any Subsidiary; and between the employees of the Corporation, as a class, and the employees of the Subsidiaries as a class.

                (iii) Any Optionee of the Corporation or any Subsidiary shall be entitled to accumulate and carry over any unexercised portion of an option to any subsequent period, provided that at the time of exercise of such portion of the option, the Optionee shall meet all conditions herein required of the Optionee at the time of the exercise.

          (e) Termination of Employment Except by Death. Subject to Paragraph 6(d)(2)(i), in the event that an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries for any reason other than his death and shall be no longer in the employ of any of them, such Optionee shall have thirty (30) days from the date of termination of employment to exercise the unexercised portion of the option after which such portion of the option shall become null and void. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, whose determination shall be final and conclusive.

          (f) Death of Optionee and Transfer of Option. If the Optionee shall die while in the employ of the Corporation or a Subsidiary and shall not have fully exercised the option, the option may be exercised, subject to the condition that no option shall be exercisable after the expiration of ten years from the date it is granted, to the extent that the Optionee's right to exercise such option had accrued pursuant to this Section 6 of the Plan at the time of his death and had not previously been exercised, at any time within twelve months after the Optionee's death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

          No option shall be transferable by the Optionee otherwise than by will or under the laws of descent and distribution.

          (g) Recapitalization. Subject to any required action by the shareholders, the number of Shares covered by each outstanding option, and the price per Share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend or stock split (but only on the shares) or any other increase or decrease in the number of such shares affected without receipt of consideration by the Corporation.

          Subject to any required action by the shareholders, if the Corporation shall be the surviving corporation in any merger, consolidation or change in capital structure other than a change in control, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Corporation shall cause each outstanding option to terminate.

          In the event of a change in the shares of the Corporation as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a different stated value or with par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

          To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of Sec. 422A of the Code.

          Subject to any required action by the shareholders, if the Corporation is a party to any merger, consolidation or reorganization where it shall not be the surviving corporation or in the event of change in control of the Corporation (as contemplated by any other agreement then in effect to which the Corporation is a party or which otherwise concerns the affairs of the Corporation), each outstanding option shall vest in full at the time of such merger, consolidation, reorganization or change in control. Each option shall then pertain to and apply to the securities of the Corporation, or in a case where the Corporation is not the surviving corporation, in the successor corporation to the Corporation to which a holder of the number of shares subject to the option would have been entitled.

          Except as hereinbefore provided in this Section 6 as interpreted by the Committee in its sole discretion, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Corporation of shares of stock or any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

          The grant of any option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets; provided, however, that if any such adjustment shall result in a fractional share for any Optionee under any option hereunder, such fraction shall be completely disregarded and the Optionee shall only be entitled to the whole number of shares resulting from such adjustment.

          (h) Rights as a Shareholder. An Optionee or a transferee of an option shall have no rights as a shareholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise provided in this
     Section 6.

          (i) Investment Purpose. The Corporation shall not be obligated to sell or issue any shares pursuant to any option unless the shares with respect to which the option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended.

          Notwithstanding anything in the Plan to the contrary, each option under the Plan shall be granted on the condition that the purchases of shares thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the shares subject to such option are registered under the Securities Act of 1933, as amended, and applicable state securities laws or in the event a resale of such shares without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

          (j) Other Provisions. Options authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee or the Board of Directors of the Corporation shall deem advisable subject to any limitation on the discretion of the Board of Directors required by Rule 16b-3. Any such option agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Sec. 422 of the Code or to conform to any change in the law and shall not contain any provisions, restrictions or limitations which shall prevent such option from being an Incentive Stock Option as aforesaid.

     7. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted or the date the Plan is approved by the shareholders, whichever is earlier.

     8. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, a suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     9. Amendment to the Plan. The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of Incentive Stock Options as defined in Sec. 422 of the Code.

     10. Application of Funds. The proceeds received by the Corporation from the sale of Shares pursuant to options will be used for general corporate purposes.

     11. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the Optionee to exercise such option.

     12. Approval of Shareholders. The Plan shall not take effect until approved by the holders of a majority of the outstanding shares which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors.

     13. Limitations on Grant of Option. No option may be granted under this Plan to any person who owns, directly or indirectly under the rules of Section 424(d) of the Code, or who, by reason of the exercise of such option will own more than ten (10%) percent of the total combined voting power of all classes of stock of the Corporation, its parent or subsidiary, as provided in Section 422(b)(6) of the Code, unless such option (i) has an exercise price that equals at least 110% of the fair market value of the stock on the date the option is granted, and (ii) shall not be exercisable more than five years from the date the option is granted.

                                                                       EXHIBIT B

                              HEALTH IMAGES, INC.

                         1995 FORMULA STOCK OPTION PLAN

     THIS FORMULA STOCK OPTION PLAN is made as the 15th day of September, 1995, by Health Images, Inc., a corporation organized and doing business under the laws of the State of Delaware (the "Company").

1. Purpose.

     The Company adopts the Health Images, Inc., 1995 Formula Stock Option Plan (the "Plan") to secure and retain the services of outside directors of the Company, the Parent and any Subsidiary by giving them an opportunity to invest in the future success of the Company. The terms "Parent" or "Subsidiary" shall mean any corporation which qualifies as a parent or subsidiary of the Company pursuant to Internal Revenue Code Section 424(e) or (f), as amended.

2. Administration.

     The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or the Compensation Committee of the Board of Directors (the "Committee"). It is intended that the grants of options pursuant to the Plan and the participation of directors hereunder shall constitute "participation in a formula plan which does not disqualify a direct from being disinterested" under Rule 16b-3 for purposes of serving as a member of a committee that administers other Company plans.

     If the Committee consists of fewer than all of the members of the Board of Directors, each member of the Committee shall serve at the discretion of the Board of Directors, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

     The Committee shall have complete and conclusive authority to (i) interpret this Plan, (ii) prescribe, amend and rescind rules and regulations relating to it, (iii) determine the terms of each stock option agreement with optionees who are granted Options pursuant to Section 5, consistent with the terms of the Plan and the form of stock option agreement attached hereto as Exhibit A (the "Agreement"), and (iv) make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on these matters shall be conclusive.

     In addition to any other rights of indemnification that they may have as directors of the Company or as members of the Committee, the directors of the Company and members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with this Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

3. Eligibility.

     Directors of the Company, the Parent or a Subsidiary who are not employees on the date an Option is to be granted pursuant to Plan Section 5 shall be granted Options hereunder (the "Eligible Optionees").

4. Stock Subject to Plan.

     The Company has authorized and reserved for issuance upon the exercise of options pursuant to this Plan an aggregate of one hundred thousand (100,000) shares of $0.01 par value common stock of the Company (the "Shares"). If any option is cancelled, expires or terminates without the respective optionee exercising it in full, the Committee may grant Options with respect to those unpurchased Shares to that same optionee or another Eligible Optionee.

     The Committee shall adjust the total number of Shares and any Shares subject to outstanding Options, both as to the number of Shares and the option price, for any increase or decrease in the number of outstanding Shares resulting from a stock split or a payment of a stock dividend on the Shares, a subdivision or combination of the Shares, a reclassification of the Shares, a merger or consolidation of the Shares or any other like changes in the Shares or in their value. The Committee shall not issue fractional shares as a result of any of these changes, and shall eliminate from the outstanding Options any fractional shares that result from a change. The Committee shall not adjust outstanding Options for cash dividends or the issuance to optionees of rights to subscribe for additional stock or securities of the Company.

     The foregoing adjustments and the manner of application for the foregoing provisions shall be determined by the Committee in its sole discretion.

     The grant of an Option by the Committee shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate dissolve, liquidate, sell or transfer all or any part of its business or assets.

     Subject to any required action by the shareholders, if the Company is a party to any merger or consolidation or there is a change in control of the Company, each outstanding option shall vest in full at the time of such merger or consolidation. Each option shall then pertain to and apply to the securities which a holder of the number of shares subject to the option would have been entitled.

5. Formula and Terms of Option Grants.

     Each Eligible Optionee shall be granted a non-qualified stock option ("Option") to purchase Two Thousand (2,000) Shares, as of the Effective Date (defined in Section 6) and each year thereafter two (2) business days following the filing of the second quarter 10-Q in August, until the Plan is terminated. In the event the remaining number of Shares reserved for issuance under the Plan is insufficient to grant options for the appropriate number of Shares to all Eligible Optionees as of any grant date, then no options shall be granted as of that grant date.

     The exercise price of each Share granted pursuant to an Option shall be the Fair Market Value of a Share on the business day on which the Option is granted. "Fair Market Value" shall be determined in good faith by the Committee provided that:

          (a) if the Shares are actively traded on any national securities exchange or the Nasdaq National Market, fair market value shall be the closing sales price per share of the Shares on such day;

          (b) if the Shares are otherwise traded over the counter, fair market value shall be the arithmetic mean of the bid and asked prices for the Shares, as reported by Nasdaq or any other recognized reporting services, on such day;

          (c) if the Shares are not traded, fair market value shall be determined by the Committee which shall, in making such determination, consider, where applicable, among other facts: the existence and extent of a private market for the Shares and a public market for the Company's securities of the same class, if any; the price at which the Shares were acquired, if applicable, by the Company; the estimated period of time, if any, during which the Shares will be freely marketable; the estimated amount of floating supply of Shares available; changes in the financial condition and prospects of the Company; the existence of merger proposals or tender offers affecting the Company; and any other factors affecting fair market value; provided, however, that fair market value shall be determined without regard to any restriction other than a restriction which, will never lapse.

     Each Option granted pursuant to this Plan shall be authorized by the Committee, shall be evidenced by an Agreement and shall be subject to such additional terms as set forth in the Agreement.

6. Terms of Plan.

     The Company shall submit this Plan to its shareholders for approval within 12 months of the adoption of this Plan by the Board of Directors. Unless shareholder approval is obtained within said twelve-month period, both this Plan and all outstanding Options shall be rendered immediately void and of no effect. If shareholder approval is obtained at the 1996 Annual Meeting, the effective date of this Plan shall be September 19, 1995 (the "Effective Date"). The Effective Date was established by the Board of Directors to be the second business day following the announcement of the dividend increase approved by the Board of Directors in its September 15, 1995 meeting. This Plan shall terminate 10 years after the Effective Date.

7. Assignability.

     No Option or any of the rights and privileges thereof accruing to an optionee shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise other than as (1) the will of the optionee, or (2) the applicable laws of descent and distribution permit, and no Option, right or privilege shall be subject to execution, attachment or similar process.

8. No Right to Continued Service.

     No provision in this Plan or any Option shall confer upon any right to continue performing services for or to interfere in any way with the right of shareholders for the Company to remove such optionee as a director at any time for any reason.

9. Amendment and Termination.

     To the extent required under Rule 16b-3, the provisions of the Plan and the Agreement relating to eligibility and to the amount, price and timing of an Option may not be amended by the Board of Directors more than once every six months, other than to conform it with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or any rules under either of the foregoing. Except as otherwise provided in this Section, the Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities (which require such approval for a material increase of the number of Shares subject to Options and for material modifications to the eligibility requirements of this Plan, among other amendments, or other applicable laws to which the Company, this Plan, optionees or Eligible Optionees are subject. No Amendment or termination of this Plan shall adversely affect the rights of an optionee with regard to his Options without his consent.

10. Choice of Law.

     The laws of the State of Delaware will govern this Plan.

11. General Restriction.

     Notwithstanding anything contained herein or in any of the Agreements to the contrary, no purported exercise of any Option granted pursuant to the Plan shall be effective without the written approval of the Company, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of the previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in the applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. Each optionee shall, prior to the exercise of an Option, deliver to the Company such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Shares to be acquired pursuant to the exercise of an Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed in the form and as of the date set forth above.

ATTEST:                                       HEALTH IMAGES, INC.
                                              By:
- ------------------------------------------    ------------------------------------------
              Secretary                       Title:
                                              ------------------------------------------
[CORPORATE SEAL]

                                OPTION AGREEMENT

     THIS OPTION AGREEMENT ("Agreement") made as of the        day of          ,
199     , between HEALTH IMAGES, INC., a Delaware corporation (the "Company"),
and                      , a Director of the Company (the "Optionee").

                                  WITNESSETH:

     WHEREAS, the Company maintains the 1995 Formula Stock Option Plan (the "Plan");

     WHEREAS, the Plan provides for the automatic grant to eligible directors of an option annually to purchase 2,000 shares of the Common Stock, $0.01 par value, of the Company;

     WHEREAS, the Optionee is eligible annually for an option grant pursuant to the terms of the Plan and effective as of the date specified in the Plan (the "Grant Date");

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                       1.

          a. The Company hereby grants and Optionee hereby accepts an option ("Option") to purchase 2,000 shares of Common Stock (the "Shares") of the
     Company at a purchase price per share of $       , payable in cash upon
     exercise of the Option, such Option being exercisable for a period of ten years from the Grant Date (or for a shorter period determined pursuant to Section 3(a)), provided, however, that such Option shall vest pursuant to
     Section 1(b) before Optionee has the right to exercise such Option.

          b. The Option to purchase Shares shall vest at a rate of 55.55 Shares per calendar month over a 36-month period, commencing as of the Grant Date. In the event of a merger, acquisition, reorganization or change in control of the Company, the Option shall immediately vest.

                                       2.

     Optionee hereby covenants, represents and warrants to the Company as follows and acknowledges that each such covenant, representation and warranty is material to and relied upon by the Company in connection with its grant of Option and issuance of Shares to Optionee:

          a. Optionee is acquiring the Option and shares solely for his or her own account for investment purposes and not with a view to resale or distribution of all or any part thereof.

          b. Optionee acknowledges that the Option granted hereby and underlying Shares are to be granted or issued and sold to him or her without registration and in reliance upon certain exemptions under the Federal Securities Act of 1933, as amended, and in reliance upon certain exemptions from registration requirements under applicable securities acts.

          c. Optionee will make no pledge, transfer or assignment of any of the Option or Shares unless in compliance with the Securities Act of 1933, as amended, and any other applicable securities laws. Optionee consents and agrees that a legend to such effect may be affixed to the certificate or certificates representing the Shares issued to him or her.

          d. Optionee is aware that no federal or state agency has made any recommendation or endorsement of the Option or Shares or any finding or determination as to the fairness of the investment in such Option or Shares.

          e. Optionee has full legal power and authority to execute and deliver, and to perform his or her obligations under this Agreement and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction by which the undersigned is bound.

          f. Optionee is a non-employee director of the Company and in such capacity is fully knowledgeable about the Company and its business and has fully investigated and reviewed the Company and its business prior to execution of this Agreement.

          g. Optionee has been advised by his or her own independent personal tax advisors of the tax consequences of the grant and exercise of Option hereunder.

                                       3.

     In the event Optionee ceases to be a director of the Company prior to the
full vesting of the Option (                      , 19  ), the non-vested
portion of the Option will immediately expire. Any unexercised but vested Option shall automatically terminate and expire ten (10) years from the date of this Option.

                                       4.

          a. The Option granted hereunder is not transferable by Optionee, and during Optionee's lifetime shall be exercisable only by Optionee. The Option shall confer no rights on the holder thereof to act as a stockholder with respect to any of the Shares until payment of the purchase price and delivery of share certificate(s) have been made.

          b. The Company reserves the right to request additional documentation from Optionee in connection with the issuance of Shares in compliance with the applicable securities laws.

          c. A legend shall be placed on the back of the certificate evidencing Shares issued pursuant hereto to the effect that such shares are subject to this Agreement and may not be sold, transferred, pledged or assigned except in accordance with the terms of this Agreement.

                                       5.

     In the event of any reorganization, recapitalization, reclassification, stock dividend, stock split or similar event affecting the Company's Common Stock, the Company shall make an appropriate adjustment in number of Shares for which the Option has been granted in accordance with the terms hereof.

                                       6.

     This Agreement constitutes the sole agreement setting forth the terms of the Option, supersedes any other agreement, certificate or understanding relating to the grant of such Option and no separate certificate evidencing such Option shall be issued.

                                       7.

     This option grant is being made pursuant to that certain Non-Qualified Stock Option Plan attached hereto as Exhibit A and is contingent upon the approval of that plan and this grant by the Company's Shareholders at the 1996 Annual Meeting.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                          OPTIONEE:

                                          --------------------------------------

                                          --------------------------------------

                                          HEALTH IMAGES, INC.

                                          By:
                                              ----------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

                                                                      APPENDIX A


                           HEALTH IMAGES, INC., PROXY
     SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEALTH IMAGES, INC.,
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  May 31, 1996

    The undersigned stockholder hereby constitutes and appoints each of ROBERT
D. CARL, III, and ROBIN EUBANKS MURRAY, with full power of substitution, to act as proxy for and to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 31, 1996, at 9:00 a.m., at the Society Hill Sheraton, One Dock Street, Philadelphia, Pennsylvania 19106, or any adjournment(s) thereof, on all matters coming before said meeting.

    THE PROXIES SHALL VOTE AS SPECIFIED BELOW, OR IF A CHOICE IS NOT SPECIFIED FOR ANY OF THE FOLLOWING PROPOSALS, THE PROXIES SHALL VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS, "FOR" THE APPROVAL OF A NEW INCENTIVE STOCK OPTION PLAN, "FOR" THE APPROVAL OF THE 1995 FORMULA STOCK OPTION PLAN, "FOR" THE GRANT OF NON-QUALIFIED OPTIONS TO MR. STRASNER AND DR. GREENBERG AND "FOR" THE RATIFICATION OF JOSEPH DECOSIMO AND COMPANY AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

       The undersigned instructs said proxies to vote:

1. Election of Directors -- Robert D. Carl, III; William E. Whitesell, Ph.D.; Marc I. Raphaelson, M.D.; Robert Taylor; Stuart B. Strasner; Jack O. Greenberg, M.D. and Anthony T. Prescott.

/ / FOR all nominees             / / AGAINST all nominees                 / /FOR all nominees, except a vote is cast
                                                                          against the following nominees:

                                                                          ------------------------------------------------




2.  Approval of New ISOP                               5.  Appointment of Independent Public Accountants:
/ / FOR         / / AGAINST         / / ABSTAIN        / / FOR approval      / / AGAINST approval      / / ABSTAIN
  Amendment     Amendment

3.  Approval of 1995 Non-Employee Director Formula     6.  The undersigned further gives the proxies authority to
  Stock Option Plan                                    vote according to his or her best judgment with respect to any other matters
/ / FOR approval / / AGAINST approval / / ABSTAIN      which properly come before the meeting.

4.  Approve Grant of Non-Qualified Options to Two New
  Directors
/ / FOR approval / / AGAINST approval / / ABSTAIN

    The undersigned acknowledges the receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated April 25, 1996.

                                              Signature:
                                              ----------------------------------

                                              Date:
                                              ----------------------------------
                                              (Signature should conform to name
                                              and title stenciled hereon.
                                              Executors, administrators,
                                              trustees, guardians and attorneys
                                              should add their titles upon
                                              signing.)

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.

Please enter your Social Security Number or Federal Employer Identification Number here:
            ---------------------------